Exhibit 10.1
Amendment: cing5899.S.001
To
Purchase Order 3
This Amendment (cing5899.S.001) to Purchase Order 3 is effective as of February 1, 2008, between eTelecare Global Solutions, Inc. (eGS) , a Arizona corporation and AT&T Mobility LLC (f/k/a Cingular Wireless) a Delaware limited liability company (“Buyer”) on behalf of itself and its Affiliates, amends that certain Purchase Order,
RECITALS
     WHEREAS Buyer and eGS have entered into that certain Call Center Services Purchase Order dated June 15, 2005 (“PO”) to provide services to Buyer;
     WHEREAS Buyer and eGS desire to amend the PO to extend the term of the PO;
     FOR AND IN CONSIDERATION of the mutual covenants contained herein, the parties agree to amend the SOW as follows:
1.	Section 6.1 “Term” of the PO is hereby deleted in its entirety and replaced with the following:

Section 6.1 “Term” This PO shall begin on June 15, 2005 and end on July 1, 2008.

2.	The amendments made to the PO by this Amendment shall be effective as of May 1, 2008.

3.	Except as amended by cing5899.S.001, and as specifically stated in this Amendment, the PO is not modified, revoked or superseded and remains in full force and effect.
IN WITNESS WHEREOF, the parties hereby execute this Amendment as of the date first written above.

eTelecare Global Solutions, Inc.		AT&T Services, Inc. on behalf of AT&T Mobility LLC

By:	/s/ Jared Morrison	By:	/s/ Richard Steadman
Printed Name:	Jared Morrison	Printed Name:	Richard Steadman
Title:	Vice President — Philippine Operations	Title:	Director — Global Strategic Sourcing
Date:	5-07-08	Date:	5-06-08
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

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